UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 23, 2020

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.  Results of Operations and Financial Condition.

On April 23, 2020, EQT Corporation (EQT) issued a press release announcing its first quarter of 2020 earnings conference call schedule and certain preliminary and unaudited financial and operational highlights for such quarter. A copy of EQT’s press release is attached hereto and furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 (the Securities Act) or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 7.01.  Regulation FD Disclosure.

On April 23, 2020,  EQT issued a press release announcing its intent to offer, subject to market conditions and other factors, $350 million in aggregate principal amount of convertible senior notes due 2026 (the Notes) in a private placement (the Offering) to qualified institutional buyers pursuant to Rule 144A under the Securities Act. A copy of the press release is attached hereto and furnished as Exhibit 99.2 and is incorporated herein by reference.

This Current Report on Form 8-K (this Form 8-K) and such press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall either constitute an offer, solicitation or sale of securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The Notes have not been registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws.

The information in this Item 7.01, including the accompanying Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

EQT is also filing this Form 8-K to supplement the risk factors described in Part 1, Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the following risk factor:

The outbreak of the novel coronavirus, or COVID-19, has affected and may materially adversely affect, and any future outbreak of any other highly infectious or contagious diseases may materially adversely affect, our operations, financial performance and condition, operating results and cash flows.

The recent outbreak of COVID-19 has affected, and may materially adversely affect, our business and financial and operating results. The severity, magnitude and duration of the current COVID-19 outbreak is uncertain, rapidly changing and hard to predict. Thus far in 2020, the outbreak has significantly impacted economic activity and markets around the world, and COVID-19 or another similar outbreak could negatively impact our business in numerous ways, including, but not limited to, the following:

•	our revenue may be reduced if the outbreak results in an economic downturn or recession, as many experts predict, to the extent it leads to a prolonged decrease in the demand for natural gas and, to a lesser extent, NGLs and oil;
•	our operations may be disrupted or impaired, thus lowering our production level, if a significant portion of our employees or contractors are unable to work due to illness or if our field operations are suspended or temporarily shut-down or restricted due to control measures designed to contain the outbreak;

•	the operations of our midstream service providers, on whom we rely for the transmission, gathering and processing of a significant portion of our produced natural gas, NGLs and oil, may be disrupted or suspended in response to containing the outbreak, and/or the difficult economic environment may lead to the bankruptcy or closing of the facilities and infrastructure of our midstream service providers, which may result in substantial discounts in the prices we receive for our produced natural gas, NGLs and oil or result in the shut-in of producing wells or the delay or discontinuance of development plans for our properties; and
•	the disruption and instability in the financial markets and the uncertainty in the general business environment may affect our ability to find attractive asset monetization opportunities and successfully execute our plan to deleverage our business (the Deleveraging Plan) on the timeframe previously anticipated or at all; for example, the market value of the assets to be monetized may be reduced and the financial condition or prospects of prospective purchasers and other counterparties, and such parties’ access to financing on acceptable terms, may be adversely affected. If we are not able to successfully execute our Deleveraging Plan or otherwise reduce absolute debt to a level we believe appropriate, our credit ratings may be lowered, we may reduce or delay our planned capital expenditures or investments, and we may revise or delay our strategic plans.

Prior to the declaration of COVID-19 as a global pandemic by the World Health Organization on March 15, 2020, we established a COVID-19 Response Team (the Response Team) consisting of a multi-disciplinary group of senior leaders. The primary functions of the COVID-19 Response Team were to analyze areas of risk, scenario plan and assess business continuity matters. The Response Team generally meets twice weekly and has been in consistent communication with our Board of Directors. We expect that the principal areas of operational risk for us are availability of service providers and supply chain disruption. Active development operations, including drilling and fracking operations, represent the greatest risk for transmission given that the number of personnel and contractors on site. While we believe that we are following best practices under COVID-19 guidance, the potential for transmission still exists. In certain instances, it may be necessary or determined advisable for us to delay development operations. To date, we have only experienced one instance of positive COVID-19 testing resulting in the delay of development operations. The Response Team continues to monitor potential areas of risk for us.

In addition, the COVID-19 pandemic has increased volatility and caused negative pressure in the capital and credit markets. As a result, we may experience difficulty accessing the capital or financing needed to fund our exploration and production operations, which have substantial capital requirements, or refinance our upcoming maturities on satisfactory terms or at all. We typically fund our capital expenditures with existing cash and cash generated by operations (which is subject to a number of variables, including many beyond our control) and, to the extent our capital expenditures exceed our cash resources, from borrowings under our revolving credit facility and other external sources of capital. If our cash flows from operations or the borrowing capacity under our revolving credit facility are insufficient to fund our capital expenditures and we are unable to obtain the capital necessary for our planned capital budget or our operations, we could be required to curtail our operations and the development of our properties, which in turn could lead to a decline in our reserves and production, and could adversely affect our business, results of operations and financial position.

As of December 31, 2019, our outstanding senior notes were rated “Baa3” with a “Negative” outlook by Moody’s Investors Services (Moody’s), “BBB–“ with a “Negative” outlook by Standard & Poor’s Ratings Service (S&P) and “BBB–“ with a “Negative” outlook by Fitch Ratings Service (Fitch). In January 2020, Moody’s downgraded our senior notes rating to “Ba1” with a “Negative” outlook. In February 2020, S&P downgraded our senior notes rating to “BB+” with a “Negative” outlook, and Fitch downgraded our senior notes rating to “BB” with a “Negative” outlook. In April 2020, S&P further downgraded our senior notes rating to “BB- ” with a “Negative” outlook, and Moody’s downgraded our senior notes to “Ba3” with a “Negative” outlook. As a result, the interest rate on our 6.125% senior notes due 2025 will increase to 7.875% and the interest rate on the 7.000% senior notes due 2030 increased to 8.750% beginning with the next interest payment period on such notes starting on August 1, 2020. See Note 10 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the Annual Report) for a further discussion of the effects of the downgrades on our financial statements subsequent to December 31, 2019. Although we are not aware of any current plans of Moody’s, S&P or Fitch to downgrade its rating of our senior notes, we cannot be assured that one or more will not downgrade or withdraw entirely their rating of our senior notes. Further impacts to our business as a result of the recent outbreak of COVID-19, including low prices for natural gas, NGLs and oil, or an increase in the level of our indebtedness or a failure to significantly execute the Deleveraging Plan, may result in Moody’s, S&P or Fitch downgrading its rating of our senior notes. If there are further downgrades to our credit rating, our access to the capital markets may be impacted, the cost of short-term debt through interest rates and fees under our lines of credit may increase, the interest rate on our Term Loan Facility and Adjustable Rate Notes (each defined in Note 10 to the Consolidated Financial Statements in our Annual Report) will further increase, the rates available on new long-term debt may increase, our pool of investors and funding sources may decrease, the borrowing costs and margin deposit requirements on our derivative instruments may increase and we may be required to provide additional credit assurances, including collateral, in support of our midstream service contracts, joint venture arrangements or construction contracts, which could adversely affect our business, results of operations and liquidity. As of April 22, 2020, such credit assurances could be up to approximately $1.4 billion, inclusive of letters of credit, margin deposits and other collateral posted of approximately $0.9 billion in the aggregate.

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks set forth in Item 1A., “Risk Factors” in our Annual Report, such as those relating to our financial performance and debt obligations. The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19 on our business, which will depend on numerous evolving factors and future developments that we are not able to predict, including the length of time that the pandemic continues, its effect on the demand for natural gas, NGLs and oil, the response of the overall economy and the financial markets as well as the effect of governmental actions taken in response to the pandemic.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 23, 2020, issued by EQT Corporation (furnished solely for purposes of Item 2.02 of this Form 8-K)
99.2	Press Release dated April 23, 2020, issued by EQT Corporation (furnished solely for purposes of Item 7.01 of this Form 8-K)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: April 23, 2020	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President and General Counsel

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